CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2006 in the Registration Statement on Form F-I and related Prospectus of Rosetta Genomics Ltd dated September 21, 2006.

/S/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel January 23, 2007	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global